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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 26, 2005

                     PANHANDLE EASTERN PIPE LINE COMPANY, LP
             (Exact name of registrant as specified in its charter)

          Delaware                        1-2921                 44-0382470
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

          5444 Westheimer Road                                    77056-5306
             Houston, Texas                                       (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 989-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A RETIREMENT.

Trunkline LNG Holdings LLC (TLNG Holdings), as borrower, and Panhandle Eastern Pipe Line Company, LP (Panhandle) and Trunkline LNG Company, LLC (TLNG Company), as guarantors, entered into a Credit Agreement, dated as of April 26, 2005 (the Credit Agreement), with Bayerische Hypo- Und Vereinsbank AG, New York Branch, as the agent, and the banks named therein for a senior term loan financing in the aggregate principal amount of $255,626,300. The loan matures on March 15, 2007 and contains customary terms and conditions, including a floating interest rate.

The new loan was funded on April 29, 2005 and all of the proceeds from the new loan, together with additional cash, were used to repay in full all outstanding indebtedness and other obligations under the Credit Agreement, dated as of December 21, 2001, among TLNG Holdings, as borrower, TLNG Company, as guarantor, the lenders named therein, and Credit Suisse First Boston, as administrative agent, collateral agent and as the issuing bank. The hedging agreements related to the original loans were terminated.

This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Panhandle cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Panhandle's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Panhandle's gas distribution business; new legislation and government regulations and proceedings affecting or involving Panhandle; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Panhandle has acquired or may acquire may not be successfully integrated with the business of Panhandle; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Panhandle's, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

          (c) EXHIBITS.

EXHIBIT NO.          EXHIBIT
-----------          -------

   10.1 Credit Agreement dated as of April 26, 2005 by and among Trunkline LNG Holdings LLC as the Borrower, Panhandle Eastern Pipe Line Company, LP as a Guarantor, Trunkline LNG Company, LLC as a Guarantor, and the Banks named therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch as the Agent, the Sole Book Runner and the Sole Lead Arranger.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PANHANDLE EASTERN PIPE LINE COMPANY, LP
                                        (Registrant)


Date  May 2, 2005                       By /s/ DAVID J. KVAPIL
                                           -------------------------------------
                                        David J. Kvapil
                                        Executive Vice President
                                        and Chief Financial Officer

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                                 EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION
-----------          -----------

   10.1 Credit Agreement dated as of April 26, 2005 by and among Trunkline LNG Holdings LLC as the Borrower, Panhandle Eastern Pipe Line Company, LP as a Guarantor, Trunkline LNG Company, LLC as a Guarantor, and the Banks named therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch as the Agent, the Sole Book Runner and the Sole Lead Arranger.